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                                                                   EXHIBIT 10.14


                              FLORSHEIM GROUP, INC.
                          EMPLOYMENT SECURITY AGREEMENT

         This Employment Security Agreement (the "Agreement") is entered into as of this 13th day of December, 1999, by and between Florsheim Group, Inc., a Delaware corporation (the "Employer"), and Richard Anglin (the "Executive").


                                   WITNESSETH

         WHEREAS, the Executive is currently employed by the Employer as its Executive Vice-President and Chief Financial Officer;

         WHEREAS, the Employer desires to attract and retain well-qualified executives and key personnel and to provide the security of continuity of management to both itself and the Executive; and

         WHEREAS, the Executive and the Employer desire to enter into this Agreement, which sets forth the terms of the security the Employer is providing the Executive with respect to his employment;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. For purposes of this Agreement the following definitions shall apply:

         (a) "Aggregate Compensation" means the sum of the Executive's (i) Base Pay and (ii) Bonus.

         (b)   "Base Pay" means the Executive's annual base salary rate.

         (c) "Bonus" means the average annual incentive payment made to the Executive for the immediately preceding two full fiscal years of the Employer.

         (d) "Effective Date" means the date of this Agreement as set forth above.




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         (e)   "Cause" means:

               (1) The Board of Directors, in its reasonable discretion, concludes that the Executive has willfully failed to follow directions communicated to him by either an officer of the Employer to whom the Executive directly or indirectly reports or the Board of Directors;

               (2) The Executive willfully engages in conduct that is materially injurious to the Employer, monetarily or otherwise;

               (3) The Executive is convicted of, pleads nolo contendere to, pleads guilty to or confesses to an act of fraud, misappropriation or embezzlement or any felony;

               (4) The Board of Directors, in its reasonable discretion, determinates that the Executive is either habitually drunk or using illegal substances;

               (5) The Executive violates the Employer's sexual harassment policy; or

               (6) The Executive commits an act of gross neglect or gross misconduct which the Board of Directors, in its reasonable discretion, determines is deemed to be good and sufficient cause.

         (f)   "Good Reason" means:

               (1) There is a material reduction in the Executive's Aggregate Compensation from one fiscal year to the next;

               (2) There is a material reduction in the Executive's Medical Plan, Retirement Plans, or Welfare Plans; or

               (3) There is a material reduction in the Executive's responsibilities.

         (g) "Medical Plan" means any health and major medical plan currently or hereafter made available by the Employer in which the Executive is eligible to participate.

         (h) "Retirement Plans" means any qualified or supplemental defined benefit retirement plan or defined contribution retirement plan currently or hereinafter made available by the Employer in which the Executive is eligible to participate, or any private retirement arrangement maintained by the Employer solely for the Executive.



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         (i)   "Severance Period" means the period beginning on the date the
Executive's employment with the Employer terminates under circumstances described in Section 3 and ending on the date that is 18 months thereafter.

         (j) "Welfare Plan" means any vision or dental plan, disability plan, survivor income plan or life insurance plan or other arrangement currently or hereafter made available by the Employer in which the Executive is eligible to participate.

         2. TERM. The term of this Agreement (the "Term") shall be the period beginning on the Effective Date and terminating the date that (i) is 18 months after the date of the Executive's termination of employment under circumstances described in Section 3, (ii) the Executive's employment is terminated for Cause, or (iii) the Executive terminates his employment with the Employer without Good Reason.

         3. BENEFITS UPON TERMINATION OF EMPLOYMENT. If, at any time on or after the Effective Date (i) the employment of the Executive with the Employer is terminated by the Employer (or any successor to the Employer) for any reason other than Cause, or (ii) the Executive terminates his employment with the Employer for Good Reason, the following provisions will apply:

         (a) The Employer shall pay the Executive, during the Severance Period, an aggregate amount equal to one and one-half times the sum of the Executive's (i) Base Pay at the highest rate in effect during the Term and (ii) Bonus. Such amount shall be paid in substantially equal monthly installments over the Severance Period. The first of such payments will commence as soon as practicable following the date of the Executive's termination of employment.

         (b) For purposes of all Retirement Plans (to the extent permissible thereunder), the Executive shall be given compensation credit and service credit for all purposes for, and shall be deemed to be an employee of the Employer during, the Severance Period, notwithstanding that he is not an employee of the Employer during the Severance Period.

         (c) During the Severance Period, the Executive and his spouse and other dependents will continue to be covered by the Medical Plan and all Welfare Plans maintained by the Employer in which the Executive or spouse or dependents were participating immediately before the date of the Executive's termination as if the Executive continued to be an employee of the Employer. If, however, the Executive obtains employment with another employer during the Severance Period, such Medical Plan coverage shall cease for the Executive and his spouse and other dependents. This Section 3(c) is not intended to impair the Executive's rights as otherwise provided by law (e.g. rights under Section 4980B of the Internal Revenue Code).

         (d) The Executive shall be entitled to a payment attributable to compensation for unused vacation periods accrued as of the date of his termination of employment. The Executive shall not be entitled to payment for vacation periods that would have accrued had his employment

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continued during the Severance Period. Payment for accrued vacation shall be made to the Executive in a lump sum within 10 days following the date of the Executive's termination of employment. This Section 3(d) is not intended to impair the Executive's right to receive payment for accrued vacation as otherwise provided by law.

         4. DEATH. If the Executive dies during the Severance Period, the following rules shall apply:

         (a) All amounts payable hereunder to the Executive shall, during the remainder of the Severance Period, be paid to his surviving spouse or other beneficiary designated in writing by the Executive. On the death of the survivor of the Executive and his spouse or other beneficiary, payments shall be made to the Executive's estate.

         (b) During the remainder of the Severance Period, the Executive's spouse and dependents, if any, shall be covered under the Medical Plan and Welfare Plans made available by the Employer to the Executive or his spouse or dependents immediately before the date of the Executive's death.

         Any benefits payable under this Section 4 are in addition to any other death benefits due to the Executive or his spouse or other beneficiaries or dependents from the Employer, including, but not limited to, payments under any of the Retirement Plans.

         5. TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. If the Executive's employment with the Employer is terminated by the Employer for Cause or by the voluntary action of the Executive without Good Reason, the Executive's Base Pay in effect on the date of termination shall be paid through the date of termination, and the Employer shall have no further obligation to the Executive or his spouse or other beneficiary under this Agreement, except for payments or benefits under the terms of any compensation or benefits plans or arrangements, including any Retirement Plans, Medical Plan and Welfare Plans.


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         6.    MITIGATION.  The Executive shall not have a duty to mitigate damages.

         7. RESTRICTIVE COVENANTS. The Executive shall be precluded from working with competitor companies for the Term.

         8. CONFIDENTIALITY. The Executive shall preserve the confidentiality of this Agreement and its terms and conditions during the Term and thereafter. If the Executive breaches the confidentiality of this Agreement and its terms and conditions, the Executive will be liable to the Employer for its actual damages and may be subject to injunctive relief. In case of any such breach, the Employer may seek injunctive relief.


         9. APPLICABLE LAW. This Agreement shall be subject to, construed and interpreted pursuant to the laws of the State of Illinois without giving effect to the choice of law provisions thereof.

         10. ENTIRE AGREEMENT. This Agreement contains the entire Agreement between the Employer and the Executive and supersedes any and all previous agreements, written or oral, among the parties relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by the Employer and the Executive.

         11. NO EMPLOYMENT CONTRACT. Nothing contained in this Agreement shall be construed to be an employment contract between the Executive and the Employer. The Executive is employed at will, and (subject to the payments to be made and the benefits to be provided by the Employer to the Executive hereunder) the Employer may terminate the Executive's employment at any time, with or without cause.

         12. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives and successors.


RICHARD ANGLIN                              FLORSHEIM GROUP, INC.

Richard Anglin                              By:  L. David Sanguinetti
--------------                                   --------------------
Executive Vice-President and
Chief Financial Officer
                                            Name:  L. David Sanguinetti
                                                   --------------------

                                              Its:  Executive Vice President/COO
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